SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    Form 8-K


              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) March 18, 2002 (March 15, 2002)




                          CHESAPEAKE ENERGY CORPORATION
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             (Exact name of Registrant as specified in its Charter)


          Oklahoma                       1-13726                 73-1395733
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(State or other jurisdiction        (Commission File No.)      (IRS Employer
      of incorporation)                                      Identification No.)


        6100 North Western Avenue, Oklahoma City, Oklahoma         73118
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            (Address of principal executive offices)            (Zip Code)


                                 (405) 848-8000
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              (Registrant's telephone number, including area code)










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                    INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 5.  OTHER EVENTS

Chesapeake Energy Corporation ("Chesapeake") issued a Press Release on March 15, 2002 announcing that it has deferred the tender offer for outstanding shares of Canaan Energy Corporation pending discussions with Canaan management. A copy of the press release is filed with this Form 8-K as Exhibit 99 and is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)   Exhibits.  The following exhibit is filed herewith:

                  99.Press Release issued by the Registrant on March 15, 2002.


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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                             CHESAPEAKE ENERGY CORPORATION



                                             By: /s/ Aubrey K. McClendon
                                                -------------------------------
                                                     Aubrey K. McClendon
                                                  Chairman of the Board and
                                                   Chief Executive Officer

Dated:  March 18, 2002


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[GRAPHIC OMITTED][GRAPHIC OMITTED]                        N e w s R e l e a s e


                                                  Chesapeake Energy Corporation
                                                                P. O. Box 18496
                                                       Oklahoma City, OK  73154

FOR IMMEDIATE RELEASE - CORRECTED RELEASE
MARCH 15, 2002

THIS PRESS RELEASE REPLACES THE RELEASE MADE EARLIER TODAY BY CHESAPEAKE. THE LAST THREE PARAGRAPHS OF THE FORMER RELEASE HAVE BEEN REPLACED WITH THE LAST PARAGRAPH OF THIS RELEASE.


                                                               CONTACTS:
MARC ROWLAND                                                     TOM PRICE, JR.
EXECUTIVE VICE PRESIDENT                                  SENIOR VICE PRESIDENT
AND CHIEF FINANCIAL OFFICER                               CORPORATE DEVELOPMENT
(405) 879-9232                                                   (405) 879-9257
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              CHESAPEAKE ENERGY CORPORATION DEFERS TENDER OFFER FOR
                 OUTSTANDING SHARES OF CANAAN ENERGY CORPORATION
                   PENDING DISCUSSIONS WITH CANAAN MANAGEMENT

OKLAHOMA CITY, OKLAHOMA - March 15, 2002 - Chesapeake Energy Corporation (NYSE:CHK) today announced that it has deferred the commencement of the $12.00 per share cash tender offer for all of the outstanding shares of Canaan Energy Corporation (Nasdaq: KNAN) common stock. Chesapeake had announced on March 11, 2002 its intention to commence the tender offer within the next few days. Chesapeake's action was based upon the representations of senior management of Canaan of their willingness to engage in good faith discussions with Chesapeake management regarding the offer in the near future together with the request by Canaan management that Chesapeake delay commencement of the tender offer until after the discussions.

Aubrey K. McClendon, President and Chief Executive Officer of Chesapeake stated, "We remain committed to take our fair and full offer to the shareholders of Canaan and are pleased that Canaan's management and advisors have agreed to meet with us on this issue." McClendon cautioned, however, that Chesapeake may at any time commence or modify its proposed tender offer for Canaan shares, or terminate its tender offer plans.

On March 11, 2002, Chesapeake delivered to the board of directors of Canaan its $12.00 per share cash offer, which represents an aggregate purchase price for the common stock on a fully diluted basis of approximately $55 million plus the assumption of Canaan's debt, which was approximately $42 million as of December 31, 2001. The price offered by Chesapeake represents a 31% premium over the closing price of $9.15 on March 11, 2002, the last day prior to the announcement of Chesapeake's intent to commence a tender offer, and a 58% premium over Canaan's closing stock price of $7.60 on November 26, 2001, the last trading day before Canaan's public announcement of Chesapeake's interest in acquiring Canaan.

ABOUT CANAAN

Canaan  is an  independent  oil  and  gas  exploration  and  production  company
headquartered  in  Oklahoma  City,   Oklahoma.   Canaan's  Internet  address  is
www.canaanenergy.com.

ABOUT CHESAPEAKE

Chesapeake is among the 10 largest independent natural gas producers in the U.S. Headquartered in Oklahoma City, Chesapeake's operations are focused on exploratory and developmental drilling and producing property acquisitions in the Mid-Continent region of the United States, where it is the second largest producer of natural gas. Chesapeake's Internet address is www.chkenergy.com.

This press release is neither an offer to purchase nor a solicitation of an offer to sell securities. Any tender offer will be made only through an offer to purchase and the related letter of transmittal. If a tender offer is commenced, investors and security holders are strongly advised to read the tender offer statement regarding the tender offer referred to in this press release, if and when filed, because it will contain important information. Any such tender offer statement would be filed by Chesapeake with the Securities and Exchange Commission (SEC). Investors and security holders may obtain a free copy of the tender offer statement and other relevant documents, if and when filed, on the SEC's web site at: www.sec.gov.